UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20459

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of Earliest Event Reported): July 22, 2009

RELIABILITY INCORPORATED
(Exact name of registrant as specified in its charter)

Commission File Number: 0-7092

TX	75-0868913
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

410 Park Avenue – 15th Floor, New York, NY  91362
(Address of principal executive offices, including zip code)

 (212) 231-8359
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Change to Registrant’s Certifying Accountant.

On July 22, 2009 Reliability, Inc. announced that the Board of Directors of the Company has by mutual consent terminated the appointment of Ramirez International Financial & Accounting Services, Inc. (Ramirez International) as independent accountants of the Company, and appointed the firm of Schumacher & Associates, Inc. as the new independent accountants of the Company.

The change in accountants resulted from a desire to conserve corporate assets and reduce expenses.

The Company stated that during its most recently completed fiscal year ended December 31st 2008, the subsequent interim period ended March 31st 2009 and through termination on July 21, 2009, there were no disagreements with Ramirez International on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

The audit report of Ramirez International for the Company’s fiscal year ended December 31, 2008 included an emphasis paragraph regarding uncertainty about the Company’s ability to continue as a going concern.

The Company has provided Ramirez International with a copy of this disclosure and requested that Ramirez International furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter is attached hereto as Exhibit 16.1 to this Current Report on Form 8-K/A.

Staff comments or changes to disclosure in response to staff comments do not foreclose the Commission from taking any action with respect to the filing; and the Company may not assert staff comments as a defense in any proceeding initiated by the Commission or any person under the federal securities laws of the United States

Item 9.01.	Financial Statements and Exhibits.

16.1	Letter from Accountants.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIABILITY INCORPORATED.

Dated: August 5, 2009	By:	Jay Gottlieb
Jay Gottlieb
Chairman of the Board, Secretary and Treasurer